UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

INTERMOST CORPORATION
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):
☒	No fee required
☐	$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:

Shares of common stock, par value 0.001 per share

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange
    Act Rule 0-11

4. Proposed maximum aggregate value of transaction

5. Total fee paid

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

INTERMOST CORPORATION
Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF PROPOSED ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

Dated as of October 28, 2009

To the Stockholders of Intermost Corporation (“the Company”):

1.	To amend Company’s Articles of Incorporation to change its name from "Intermost Corporation " to "Uni Core Holdings Corporation"; and

2.
To amend the Company’s Articles of Incorporation to increase the maximum number of shares of common stock that the Company shall be authorized to have outstanding at any time to 2 billion (2,000,000,000) shares of common stock at par value of $0.001 with no preemptive rights.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized.

By order of the Board of Directors dated October 28, 2009.

/s/ Chia Hsun Wu
-------------------------
Chia Hsun WU
Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

Attached hereto for your review is an Information Statement relating to the above-described action, to the holders of record at the close of business on October 12, 2009 (“Record Date”) of the Company’s outstanding common stock, par value $0.001 per share (“Common Stock”). Please read this Information Statement carefully.

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO
SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the following actions were taken pursuant to a Written Consent of the majority shareholders of the Company:

(i)	to change its name from "Intermost Corporation " to "Uni Core Holdings Corporation";
(ii)
to increase the maximum number of shares of common stock that the Company shall be authorized to have outstanding at any time to 2 billion (2,000,000,000) shares of common stock at par value of $0.001 with no preemptive rights.  These additional shares will have the same rights, privileges, preferences and restrictions as the Company’s shares of common stock which are currently authorized

The Board of Directors has fixed the close of business on October 12, 2009 as the Record Date for determining the Shareholders entitled to notice of the foregoing corporate action.

Shareholders of record at the close of business on October 12, 2009, are entitled to notice of the foregoing action to be effective on or about November 5, 2009. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders.

VOTING SECURITIES & INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Wyoming Business Corporations Act, a vote by the holders of at least a majority of the outstanding shares of common stock of the Company entitled to vote (the “Voting Shares”) is required to effect the actions described herein. As of the Record Date, the Company had 213,781,873 Voting Shares issued and outstanding, consisting entirely of common stock, which for voting purposes are entitled to one vote per share.

On or before October 12, 2009, the Majority Shareholders submitted their written consent to approve and adopt the Board of Directors’ resolution to change the Company’s name as described in this Information Statement.  No consideration was paid for the consent.

The Majority Shareholders’ names, affiliations with the Company and beneficial holdings are as follows: Fred Peck (including shares held by companies wholly owned by him or controlled by him), a director and Rocky Wulianghai, former President, Director and Chief Executive Officer, beneficially owning 102,881,950 and 6,000,000 shares of the Company’s common stock respectively, constituting 48.24% and 2.83%, respectively, or an aggregate of 108,881,950 shares or 51.35%.

Hence, the majority of the voting rights of all outstanding shares of common stock as of the Record Date voted in favor of the foregoing action by written consent, and having sufficient voting power to approve such proposal through its ownership of the common stock, no other consents will be solicited in connection with this Information Statement. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.

The elimination of the need for a meeting of shareholders to approve this action is made possible by provisions of the Wyoming Business Corporation Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our shareholders, our Board of Directors voted to utilize the written consent of the holder of a majority interest of our voting securities.

This Information Statement is circulated to advise the shareholders of action already approved by written consent of the Majority Shareholders who hold a majority of the voting power of our capital stock.

DISSENTER’S RIGHTS

The general corporation law of the State of Wyoming does not provide for dissenter’s rights of appraisal in connection with the above described actions.

AMENDMENTS TO THE ARTICLES OF INCORPROATION

The consent of the Majority Shareholders were given for approving the amendment of Article I of the Company’s Articles of Incorporation to change its name and Article IV of the Company’s Articles of Incorporation to increase the number of the Company’s authorized shares of Common Stock from 500,000,000 shares to 2,000,000,000 shares.

The Company's Articles of Incorporation authorizes the maximum number of shares outstanding at any time shall be two billion (2,000,000,000) shares of Common Stock with no preemptive rights, $.001 par value.

The general purpose and effect of the amendment to Article IV of the Company's Articles of Incorporation is to authorize 1,500,000,000 additional shares of Common Stock. There will be no change in the authorized preferred shares.  At present, the Company has no preferred shares are outstanding The Board of Directors believes it is in the best interest of the Company and the Stockholders to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. When the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the directors and executive officers of the Company.

Name	Age	Position
Fred Peck	50	Director
Chia Hsun Wu	48	Director and Chief Executive Officer
Hiroshi Shinohara	53	Director
Thomas Lee	59	Chief Financial Officer

There are no family relationships among any of the directors or officers of the Company.

None of our directors or executive officers has, during the past five years,

•
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time,

•	been convicted in a criminal proceeding and none of our directors or executive officers is subject to a pending criminal proceeding,

•
been subject to any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities, or

•
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table is furnished as of June 30, 2009, to indicate beneficial ownership of shares of the Company’s common stock by (1) each shareholder of the Company who is known by the Company to be a beneficial owner of more than 5% of the Company’s common stock, (2) each director and named officer of the Company, individually, and (3) all officers and directors of the Company as a group.

Class of Stock	Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Common	Fred Peck[1]	102,881,950	48.24%
Common	Rocky Wulianghai[2]	6,000,000	2.81%
Common	Chia Hsun Wu	-	N/A
Common	Hiroshi Shinohara	-	N/A
Common	Thomas Lee	-	N/A

(1) Includes shares owned by Alfredo Properties Limited, wholly-owned by Mr. Peck, 20,881,950 shares; and shares owned by the following entities controlled by Mr. Peck: First Core Capital Finance Limited, 22,000,000 shares; First Federal Holdings Limited, 40,000,000; Magnate Trading Services Limited, 6,666,000 shares; Piaster Assets Inc., 6,666,000 shares; and Original Group Holdings Limited, 6,668,000 shares.

(2) Resigned on 30th September 2009.

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Thomas Lee at Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

On October 9, 2009, we filed our annual report on Form 10-K for the fiscal year ended June 30, 2009 with the SEC. Copies of the annual report on Form 10-K (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder addressed to the Company at Suite 5204, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong. Copies of all exhibits to the annual reports on Form 10-K also are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

By Order of the Board of Directors,
/s/ Chia Hsun Wu
Chief Executive Officer

October 28, 2009

Exhibit A

Articles of Amendment
To
Articles of Incorporation
of
Intermost Corporation

     Article I of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“Article I”
The name of the company in Uni Core Holdings Corporation (“the Corporation”)

Exhibit B

Articles of Amendment
To
Articles of Incorporation
of
Uni Core Holdings Corporation
(formerly known as Intermost Corporation)

     Article IV of the Articles of Incorporation is hereby amended to read in its entirety as follows:

“Article IV”
Article IV of the Articles of Incorporation is hereby amended to increase the number of the Company’s authorized shares of Common Stock from 500,000,000 shares to 2,000,000,000 shares.

The Company's Articles of Incorporation authorizes the maximum number of shares outstanding at any time shall be two billion (2,000,000,000) shares of Common Stock with no preemptive rights, $.001 par value.